EXHIBIT 4.404
SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG
as Pledgor
THE BANK OF NEW YORK MELLON
as Collateral Agent and Pledgee

ACCOUNT PLEDGE AGREEMENT
(Kontoverpfändung)

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

CONTENTS

Clause	Page
1. Definitions and Language	- 5 -

2. Pledge	- 11 -

3. Purpose of the Pledges	- 12 -

4. Notice of Pledge	- 13 -

5. Pledgor’s Right of Disposal	- 14 -

6. Enforcement of the Pledges	- 14 -

7. Swiss Limitations	- 16 -

8. Undertakings of the Pledgor	- 18 -

9. Delegation	- 20 -

10. Indemnity	- 20 -

11. No liability	- 20 -

12. Duration and Independence	- 20 -

13. Release (Pfandfreigabe)	- 21 -

14. Partial Invalidity; Waiver	- 21 -

15. Amendments	- 22 -

16. Notices and their Language	- 22 -

17. Applicable Law, Jurisdiction	- 24 -

18. Conclusion of this Agreement (Vertragsschluss)	- 24 -

Schedule 1	- 26 -

Part 1 List of Current Borrowers	- 26 -

Part 2 List of Current Guarantors	- 26 -

Part 3 List of Current Senior Secured Notes Guarantors	- 31 -

Part 4 List of Current October 2010 Secured Notes Guarantors	- 35 -

Part 5 List of Original February 2011 Secured Notes Guarantors	- 40 -

Schedule 2 List of Accounts	- 44 -

Schedule 3 Form of Notice of Pledge	- 45 -

Schedule 4 Form of Notification of Future Accounts	50

       This ACCOUNT PLEDGE AGREEMENT (the “Agreement”) is made on 2 March 2011
BETWEEN:

(1)	SIG Schweizerische Industrie-Gesellschaft AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Industrieplatz, CH-8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.004.148-4 (the “Pledgor”); and

(2)	The Bank of New York Mellon, a public company incorporated under the laws of the state of New York, having its business address at 1 Wall Street, New York, N.Y. 10286, The United States of America, in its capacity as collateral agent under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent” or the “Pledgee”).

WHEREAS:

(A)	Pursuant to a multi-currency term and revolving credit agreement dated 5 November 2009 (as amended and/or restated by the Amendment No.1 (as defined below), by the Amendment No. 2 and Incremental Term Loan Assumption Agreement (as defined below), by the Amendment No. 3 and Incremental Term Loan Assumption Agreement (as defined below) and by the Amendment No. 4 and Incremental Term Loan Assumption Agreement (as defined below)) between, inter alia, the parties listed in Part 1 of Schedule 1 hereto as current borrowers (the “Current Borrowers”), the parties listed in Part 2 of Schedule 1 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Islands Branch (formerly Credit Suisse, Cayman Islands Branch) as administrative agent and others (as further amended, varied, novated, restated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.

(B)	Pursuant to a senior secured notes indenture dated 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part 3 of Schedule 1 as current senior secured notes guarantors (the “Current Senior Secured Notes Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Notes Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000

(the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.

(C)	Pursuant to a senior secured notes indenture dated 15 October 2010 between, inter alia, RGHL Issuer I LLC, RGHL Issuer I Inc., and RGHL Issuer (Luxembourg) I S.A. as escrow issuers (the “Escrow Issuers”), The Bank of New York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as Collateral Agent and Wilmington Trust (London) Limited as collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “October 2010 Secured Notes Indenture”), the Escrow Issuers have issued secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 in escrow (the “October 2010 Secured Notes”). In connection with the release from escrow of the proceeds of the October 2010 Secured Notes, which occurred on 16 November 2010, the Escrow Issuers were merged with and into the Issuers, with each of the Issuers surviving the applicable mergers or other transfers and assuming by operation of law the obligations of the applicable Escrow Issuers with respect to the October 2010 Secured Notes Indenture and the October 2010 Secured Notes. Certain affiliates of the Issuers listed in Schedule 1Part 4 have acceded to the October 2010 Secured Notes Indenture as guarantors (the “Current October 2010 Secured Notes Guarantors”).

(D)	Pursuant to a senior secured notes indenture dated 1 February 2011 between, inter alia, the Issuers, The Bank of New York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as Collateral Agent and Wilmington Trust (London) Limited as collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “February 2011 Secured Notes Indenture”), the Issuers have issued secured notes due 2021 in the aggregate principal amount of USD 1,000,000,000 (the “February 2011 Secured Notes”) which are guaranteed by certain affiliates of the Issuers listed in Part 5 of Schedule 1 as original February 2011 secured notes guarantors (the “Original February 2011 Secured Notes Guarantors”).

(E)	The Pledgor has entered into the Existing Account Pledge Agreements (as defined below).

(F)	As a result of the amendment No. 4 and incremental term loan assumption agreement dated 9 February 2011 relating to the Credit Agreement between, inter alia, the Current Borrowers, the Current Guarantors, Credit Suisse AG, Cayman Islands Branch (formerly Credit Suisse, Cayman Islands Branch) as administrative agent and others (the “Amendment No. 4 and Incremental Term Loan Assumption Agreement”) the Credit Agreement inter alia includes new incremental term facilities.

(G)	The Pledgor has agreed to grant an additional pledge (subject to the pledges existing by operation of the general business conditions (Allgemeine Geschäftsbedingungen) of the respective Account Bank (as defined below) and the pledges arising under the Existing Account Pledge Agreements (as defined below)) over its Accounts (as defined below) as security for the Pledgee’s respective claims against the Grantors (as defined below) (or any of them) in respect of the Obligations (as defined below).

(H)	The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment No. 1 and Joinder Agreement (as defined below)) between, inter alia, the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).

NOW, IT IS AGREED as follows:

1.	DEFINITIONS AND LANGUAGE

1.1	Definitions

In this Agreement:

“Account Banks” means the credit institutions administering the Accounts and “Account Bank” means any of them.

“Accounts” means all bank accounts (including without limitation giro accounts and accounts for saving deposits (Spareinlagen), time deposits (Termineinlagen) or call money deposits (Tagesgeldeinlagen)) which the Pledgor holds at present or may at any time hereafter open with any credit institution in the Federal Republic of Germany (including without limitation the accounts listed in Schedule 2 (List of Accounts)) and any sub-account (Unterkonto), renewal, redesignation or replacement thereof, and “Account” means any of them.

“Administrative Agent” means Credit Suisse AG, Cayman Islands Branch, having its business address at Eleven Madison Avenue, New York, NY 10010, United States of America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

“Amendment No. 1” means the amendment agreement dated 21 January 2010 relating to the Credit Agreement between, inter alia, the borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others.

“Amendment No.1 and Joinder Agreement” means the joinder agreement dated 21 January 2010 relating to the First Lien Intercreditor Agreement made among (amongst others) the Collateral Agent, Wilmington Trust (London) Limited, Credit Suisse AG

and Reynolds Group Holdings Limited pursuant to which Wilmington Trust (London) Limited is appointed as additional collateral agent and became party to the First Lien Intercreditor Agreement.

“Amendment No. 2 and Incremental Term Loan Assumption Agreement” means the amendment and incremental term loan assumption agreement dated 4 May 2010 relating to the Credit Agreement between, inter alia, the borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others.

“Amendment No. 3 and Incremental Term Loan Assumption Agreement” means the amendment and incremental term loan assumption agreement dated 30 September 2010 relating to the Credit Agreement between, inter alia, the borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others.

“Borrowers” means the Current Borrowers and any entity which may accede to the Credit Agreement as an additional borrower and “Borrower” means any of them.

“Cash Management Bank” shall mean Citibank N.A., Banco Nacional De Mexico S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as cash management bank.

“Cash Management Services” shall mean any agreement or arrangement by a Cash Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

“Credit Documents” shall mean the Loan Documents, the Senior Secured Notes Documents, the October 2010 Secured Notes Documents and the February 2011 Secured Notes Documents.

“Enforcement Event” shall mean an Event of Default.

“Event of Default” means any event of default (Kündigungsgrund) under the Credit Agreement and/or the Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture.

“Existing Account Pledge Agreements” means
(a)	the account pledge agreement dated 5 November 2009 (as amended by a confirmation and amendment agreement dated 4 May 2010) entered into between SIG Schweizerische Industrie-Gesellschaft AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees;
(b)	confirmation and amendment agreement dated 4 May 2010 and entered into between, inter alios, SIG Schweizerische Industrie-Gesellschaft AG as pledgor and The Bank of New York Mellon as Collateral Agent relating to an account pledge agreement dated 5 November 2009 and entered into between SIG Schweizerische Industrie-Gesellschaft AG as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee and others as pledgees; and
(c)	the account pledge agreement dated 16 November 2010 entered into between SIG Schweizerische Industrie-Gesellschaft AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee.
“Existing Intercreditor Agreement” means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter dated 29 June 2007, as amended and restated on 5 November 2009 and as further amended on 5 November 2010) between, inter alia, Beverage Packaging Holdings (Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Credit Suisse AG (formerly Credit Suisse) as security trustee and others.

“February 2011 Secured Notes Documents” shall mean the February 2011 Secured Notes Indenture, the February 2011 Secured Notes Guarantees, the February 2011 Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the February 2011 Secured Notes and/or the February 2011 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“February 2011 Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the February 2011 Secured Notes and the February 2011 Secured Notes Indenture by the February 2011 Secured Notes Guarantors.

“February 2011 Secured Notes Guarantors” means the Original February 2011 Secured Notes Guarantors and any entity which may accede to the February 2011 Secured Notes Indenture as additional guarantor.

“February 2011 Secured Notes Holders” shall mean the holders from time to time of the February 2011 Secured Notes.

“February 2011 Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the February 2011 Secured Notes Indenture and any successor appointed as indenture trustee under the February 2011 Secured Notes Indenture.

“Grantors” means the Loan Parties, the Issuers, the Senior Secured Notes Guarantors, the October 2010 Secured Notes Guarantors and the February 2011 Secured Notes Guarantors and any person that has granted a security interest to the Collateral Agent and/or the Secured Parties in respect of the obligations of the Loan Parties, the Issuers and the Senior Secured Notes Guarantors under the Credit Documents and “Grantor” means any of them.

“Grantors’ Agent” shall mean Reynolds Group Holdings Limited or any other person appointed as agent of the Grantors in accordance with the Principal Finance Documents.

“Group” means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

“Hedge Counterparty” means a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien Intercreditor Agreement in its capacity as hedge counterparty.

“Incremental Assumption Agreement” shall mean an incremental assumption agreement relating to incremental facilities of up to USD 750,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the Administrative Agent, one or more Incremental Term Lenders and/or one or more Incremental Revolving Credit Lenders pursuant to which one or more Incremental Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving Credit Commitments respectively.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding revolving loan under the Credit Agreement of any class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the Senior Secured Notes Indenture and any successor appointed as indenture trustee under the Senior Secured Notes Indenture.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement and the Existing Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

“Issuing Bank” means Credit Suisse AG or any other Lender or any affiliate of Credit Suisse AG or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

“Lenders” shall mean the Original Lenders and any entity which may become a lender under the Credit Agreement in the future and “Lender” means any of them.

“Loan Documents” shall mean the Credit Agreement, the Amendment No. 1 and Joinder Agreement, the Amendment No. 1, the Amendment No. 2 and Incremental Term Loan Assumption Agreement, the Amendment No. 3 and Incremental Term Loan Assumption Agreement, the Amendment No. 4 and Incremental Term Loan Assumption Agreement, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements, each Promissory Note, any agreement between a Grantor and a Cash Management Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

“Loan Parties” shall mean the Borrowers, the Current Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a “Loan Party” means any of them.

“Local Facilities” means working capital facilities provided to a Grantor (other than Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings (Luxembourg) II S.A. Beverage Packaging Holdings (Luxembourg) III S.à.r.l. and the Borrowers) by a Local Facility Provider and “Local Facility” means any of them.

“Local Facility Agreements” shall mean any agreement under which a Local Facility is made available.

“Local Facility Provider” means HSBC Trinkaus & Burkhardt AG, Deutsche Bank AG, Commerzbank Aktiengesellschaft and Hong Kong and Shanghai Banking Corporation Ltd., Thailand, Bank of America, N.A., Canada Branch, FIA Card Services, N.A., Citibank N.A., Citibank (China) Co., Ltd., Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, Bank of America, N.A., provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as local facility provider.

“Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Pledgee under each or any of the Credit

Documents (including, but not limited to, the Parallel Obligations), including with respect to all costs, charges and expenses incurred by the Pledgee in connection with the protection, preservation or enforcement of its rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

“October 2010 Secured Notes Documents” shall mean the October 2010 Secured Notes Indenture, the October 2010 Secured Notes Guarantees, the October 2010 Secured Notes, the Intercreditor Arrangements, any security document relating to the October 2010 Secured Notes and/or the October 2010 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“October 2010 Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the October 2010 Secured Notes and the October 2010 Secured Notes Indenture by the October 2010 Secured Notes Guarantors.

“October 2010 Secured Notes Guarantors” means the Current October 2010 Secured Notes Guarantors and any entity which may accede to the October 2010 Secured Notes Indenture as additional guarantor.

“October 2010 Secured Notes Holders” shall mean the holders from time to time of the October 2010 Secured Notes.

“October 2010 Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the October 2010 Secured Notes Indenture and any successor appointed as indenture trustee under the October 2010 Secured Notes Indenture.

“Parallel Obligations” means the independent obligations of any of the Grantors arising pursuant to the First Lien Intercreditor Agreement to pay to the Collateral Agent sums equal to the sums owed by such Grantor to the other Secured Parties (or any of them) under the Credit Documents.

“Pledge” and “Pledges” have the meanings given to such terms in Clause 2.1.

“Principal Finance Documents” means the Credit Agreement, the Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture, the February 2011 Secured Notes Indenture and the First Lien Intercreditor Agreement.

“Promissory Note” shall mean any promissory note executed and delivered by a Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

“Secured Parties” shall mean the Lenders (including in their capacity as issuing bank(s), and/or Hedge Counterparties under the Credit Agreement), the Hedge Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the Senior Secured Notes Holders, the October 2010 Secured Notes Holders, the February

2011 Secured Notes Holders, the Indenture Trustee, the October 2010 Secured Notes Indenture Trustee, the February 2011 Secured Notes Indenture Trustee, the Collateral Agent, the Local Facility Providers and the Cash Management Banks.

“Senior Secured Notes Documents” shall mean the Senior Secured Notes Indenture, the Senior Secured Notes Guarantees, the Senior Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the Senior Secured Notes and/or the Senior Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

“Senior Secured Notes Guarantees” shall mean the guarantees of the obligations of the Issuers under the Senior Secured Notes and the Senior Secured Notes Indenture by the Senior Secured Notes Guarantors.

“Senior Secured Notes Guarantors” means the Current Senior Secured Notes Guarantors and any entity which may accede to the Senior Secured Notes Indenture as additional guarantor.

“Senior Secured Notes Holders” shall mean the holders from time to time of the Senior Secured Notes.

1.2	Construction

In this Agreement:
(a)	Capitalised terms used in this Agreement (or in any notice given under this Agreement) but not defined therein shall have the meanings ascribed thereto in the First Lien Intercreditor Agreement; and
(b)	any reference in this Agreement to a “Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause or a Schedule hereof.
1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	PLEDGE

2.1	The Pledgor hereby pledges to the Pledgee all its present and future rights and claims (whether conditional or unconditional) arising against any Account Bank from or in relation to any of the Accounts, including without limitation:
(a)	all rights and claims in respect of present and future cash deposits (Guthaben) (including without limitation saving deposits (Spareinlagen), time deposits

(Termineinlagen) (including fixed deposits (Festgeldguthaben) and termination monies (Kündigungsgelder)) and call money deposits (Tagesgeldeinlagen) (including deposits for overnight money, tom/next money, spot/next money and money until further notice (Geld b. a. w.)) standing from time to time to the credit of the Accounts, including all claims to interest payable;
(b)	in respect of each Account maintained as a giro account (Girokonto) at present or in the future, (i) all claims in respect of present and future credit balances (positive Salden), (ii) all claims in respect of present and future credit entries (gutgeschriebene Beträge), (iii) all claims to interest payable and (iv) all other present and future monetary rights and claims arising under or in connection with the respective giro agreement (Girovertrag) (including without limitation all claims to the grant of a credit entry (Gutschriftanspruch); and
(c)	in respect of each Account maintained as a current account (Kontokorrentkonto) at present or in the future, all present and future rights and claims arising under or in connection with the respective current account agreement (Kontokorrentabrede) (including without limitation all claims to determination and acknowledgement of the current account balance (Anspruch auf Saldofeststellung und -anerkennung), all claims to present and future current account balances (Saldoforderungen) including the causal final balance (kausaler Schlusssaldo) and the right to terminate the current account relationship (Kündigung des Kontokorrents)).
(the “Pledge”).

2.2	The Pledgee hereby accepts the Pledge.

2.3	The Pledge is in addition, and without prejudice, to any other security the Secured Parties may now or hereafter hold in respect of the Obligations.

3.	PURPOSE OF THE PLEDGES

The Pledges hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The Pledges shall also cover any future extension of the Obligations and the Pledgor herewith expressly agrees that the provisions of Section 1210 para 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) shall not apply to this Agreement.

4.	NOTICE OF PLEDGE

4.1	Subject to Clause 4.3 below the Pledgor undertakes that it will without undue delay, but not later than twenty business days after the date of this Agreement, and, in relation to any Account opened after the date of this Agreement, within ten business days after such new Account has been opened, notify each Account Bank and any other relevant third party of the Pledges by delivering a notification substantially in the form set out in Schedule 3 (Form of Notice of Pledge) by registered mail (Einschreiben mit Rückschein). The Pledgor shall provide the Collateral Agent with a copy of each such notification and of the corresponding return receipt (Rückschein). In addition, the Pledgor shall use all reasonable efforts to procure that each Account Bank promptly acknowledges receipt of the respective notification, and acceptance of the terms thereof, to the Collateral Agent and to the Pledgor.

4.2	Without prejudice to the obligations imposed on the Pledgor in Clause 4.1 and, in the case of future Accounts, Clause 8.3, the Pledgor hereby authorises the Collateral Agent and releases it for this purpose from the restrictions of self-dealing under Section 181 of the German Civil Code to notify each Account Bank and any other relevant third party on its behalf of this Agreement and the Pledge constituted hereunder by delivering a notification substantially in the form set out in Schedule 3 (Form of Notice of Pledge), or in such substantially similar form as the Collateral Agent (acting on behalf of the Secured Parties) deems appropriate, provided that the Collateral Agent may only make use of this authorisation if the Pledgor has not complied with the obligations imposed on the Pledgor in Clause 4.1 within 10 business days of being notified of such failure (with a copy of such notice being sent to Reynolds Group Holdings Limited) and being requested to comply or if an Enforcement Event has occurred and is continuing.

4.3	The Pledgor shall not be under an obligation to comply with its obligation under Clause 4.1 above whilst an Enforcement Event is not continuing if the Pledgor can prove to the Collateral Agent (acting on behalf of the Secured Parties) that notifying the relevant Account Bank of the Pledge created hereunder would not be consistent with, whilst an Enforcement Event is not continuing, the Pledgor retaining control over and the ability to freely use the balance of any such Account. The Collateral Agent will take instructions in accordance with the First Lien Intercreditor Agreement whether or not to agree with the Pledgor’s analysis. For the avoidance of doubt, at the date of this Agreement the Pledgor agrees that notifying the Account Banks of the Pledge created hereunder is not inconsistent with the Pledgor retaining control over and the ability to freely use the balance of any Account existing at the date of this Agreement.

5.	PLEDGOR’S RIGHT OF DISPOSAL

The Pledgor may exercise all rights and powers in respect of each Account until the Collateral Agent gives notice to the contrary to the Account Bank with a copy to the Pledgor. The Pledgee may give such notice only if an Enforcement Event has occurred and is continuing.

6.	ENFORCEMENT OF THE PLEDGES

6.1	If (i) an Enforcement Event has occurred and is continuing and (ii) the requirements set forth in Sections 1273 para 2, 1204 et seq. of the German Civil Code with regard to the enforcement of the Pledge are met (Pfandreife), in particular, if any of the Obligations has become due and payable, then in order to enforce the Pledge, the Collateral Agent may at any time thereafter avail itself of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany.

6.2	The Collateral Agent may only enforce the Pledges in accordance with Clause 6.1 above in relation to obligations of any Grantor (other than obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii) a direct or indirect subsidiary of the Pledgor (the “Pledgor’s Subsidiary”) (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) after (i) the Pledgor’s auditors have (y) delivered an audited interim balance sheet of the Pledgor (valuating the Shares at their realisation value) to the Collateral Agent and (z) determined the existence and extent of the profits available for the payment of a dividend by the Pledgor in accordance with the relevant provisions of the Swiss Code of Obligations (the “Auditor’s Determination”) and (ii) the Pledgor’s

shareholders have passed for such dividend payment resolutions for the distribution of dividends (“Dividend Resolution”) in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time. The Pledgor shall deliver the Auditor’s Determination and the Dividend Resolution within 30 business days after the Collateral Agent has given notice to the Pledgor of its intention to enforce the Pledges. The Collateral Agent shall only enforce the Pledges in relation to obligations of any Grantor (other than obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii) a Pledgor’s Subsidiary (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) if according to the Auditor’s Determination and the Dividend Resolution the Pledgor has validly resolved to distribute the profits available for payment of a dividend, subject to Clause 7 (Swiss Limitations) below, provided that if the Pledges are not enforced and/or enforceable, the Collateral Agent may subsequently again seek to enforce the Pledges in accordance with this Clause 6.2 and Clause 7 (Swiss Limitations) at any time thereafter.

6.3	Notwithstanding Section 1277 of the German Civil Code, the Pledgee is entitled to exercise its rights without obtaining an enforceable judgment or other instrument (vollstreckbarer Titel). The Pledgee shall be entitled to have the Pledges enforced in any manner allowed under the laws of the Federal Republic of Germany.

6.4	The Pledgee will notify the Pledgor five business days prior to the enforcement of the Pledge according to Clause 6. No such notification shall be required if (i) the Pledgor has generally ceased to make payments (Zahlungseinstellung), (ii) an application for the institution of insolvency proceedings is filed by or against the Pledgor or (iii) the

Pledgee has reasonable grounds to believe that observance of the notice period will adversely affect the legitimate interests (berechtigte Interessen) of the Pledgee.

6.5	If the Pledgee should seek to enforce the Pledge pursuant to Clause 6.1 hereof, the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt realisation of the Pledge and/or the exercise by the Pledgee of any other right it may have as Pledgee.

6.6	The Pledgee may, in its sole discretion, determine which of several security interests (created under this or other security agreements) shall be used to satisfy the Obligations.

6.7	The Pledgor hereby expressly waives all defences of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 of the German Civil Code.

6.8	The Pledgor hereby expressly waives its defences based on defences any Grantor might have against any of the Obligations (Einreden des Hauptschuldners) pursuant to Section 1211 para 1 sentence 1 alternative 1 of the German Civil Code.

6.9	If the Pledge is enforced or if the Pledgor has discharged any of the Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor — Forderungsübergang auf den Verpfänder) shall not apply and no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise. Further, the Pledgor shall at no time before, on or after an enforcement of the Pledge, and as a result of the Pledgor entering into this Agreement, be entitled to demand indemnification or compensation from a Grantor or any affiliate of a Grantor or assign any of these claims.

7.	SWISS LIMITATIONS

7.1	Proceeds of an enforcement of the Pledges shall only be applied towards satisfaction of the Obligations in relation to obligations of any Grantor (other than obligations under the Credit Documents of (i) the Pledgor (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty, (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture have been made available to the Pledgor, up to such proceeds and (ii)

a Pledgor’s Subsidiary (v) incurred as Borrower under the Credit Agreement, (w) incurred as borrower under a Local Facility Agreement, (x) incurred as a party to and beneficiary under any hedging agreement entered into with an Hedge Counterparty (y) owed as cash management obligations to a Cash Management Bank for Cash Management Services, provided the Pledgor’s Subsidiary is a beneficiary of the Cash Management Services causing such cash management obligations or (z) to the extent certain proceeds of the Senior Secured Notes Indenture and/or the October 2010 Secured Notes Indenture and/or the February 2011 Secured Notes Indenture have been made available to the Pledgor’s Subsidiary, up to such proceeds) to the extent application of the proceeds of an enforcement of the Pledges towards such obligations does not constitute a repayment of capital (Einlagerueckgewaehr), a violation of the legally protected reserves (gesetzlich geschuetzte Reserven) or a payment of a (constructive) dividend prohibited by the Swiss Federal Code of Obligations by the Pledgor and in the maximum amount of the Pledgor’s profits available for the distribution of dividends at the point in time the Pledges are enforced (being the balance sheet profits and any free reserves made for this purpose, in each case in accordance with the relevant Swiss law) (the “Available Enforcement Proceeds”). From the proceeds of an enforcement an amount equal to the sum of (i) the excess, if any, of the enforcement proceeds over the Available Enforcement Proceeds plus (ii) the Tax Payment Amount (as defined below) shall be returned to the Pledgor;

7.2	for such application of the Available Enforcement Proceeds towards satisfaction of the Obligations the Pledgor shall procure to pass a shareholders’ resolutions for the distribution of dividends in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time (currently the profits available for the distribution of dividends as described above must be determined based on an audited balance sheet and such shareholders’ resolution must be based on the report from the Pledgor’s auditors approving the proposed distribution of dividends); and

7.3	deduct from the Available Enforcement Proceeds Swiss Anticipatory Tax (withholding tax) at the rate of 35% (or such other rate as in force from time to time) and subject to any applicable double taxation treaty and/or agreements entered into with the Swiss Federal Tax administration (the “Tax Payment Amount”):

(a)	pay the Tax Payment Amount to the Swiss Federal Tax Administration; and

(b)	give evidence to the respective beneficiary or beneficiaries (as the same may be) of such deduction of the Tax Payment Amount in accordance with Clause 2.20 (Taxes) of the Credit Agreement and Clause 4.15 (Witholding Taxes) of the Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture or the February 2011 Secured Notes Indenture.

But if such a deduction is made, the Pledgor shall not be obliged to gross-up pursuant to Clause 2.20 (Taxes) of the Credit Agreement or Clause 4.15 (Witholding taxes) of the Senior Secured Notes Indenture, the October 2010 Secured Notes Indenture or the February 2011 Secured Notes Indenture to the extent that such gross-up would result in the aggregate of the amounts of the proceeds of an enforcement of the Pledges applied by the beneficiary or beneficiaries (as the same may be) towards satisfaction of the Obligations and the Tax Payment Amount paid to the Swiss Federal Tax administration exceeding the maximum amount of its profits available for the distribution of dividends.

8.	UNDERTAKINGS OF THE PLEDGOR

Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, the Pledgor undertakes to the Pledgee:

8.1	subject to Clause 4.3 to use all reasonable efforts to procure that each Account Bank releases any existing lien, including without limitation any pledge existing by operation of its general business conditions (Allgemeine Geschäftsbedingungen), and waives any right of set-off and right of retention in respect of the Accounts by countersigning and returning an acknowledgement of notice of pledge substantially in the form set out in Schedule 3 (Form of Notice of Pledge) to the Pledgor and the Pledgee.

8.2	to instruct each Account Bank to provide the Pledgee following receipt by the relevant Account Bank of a notice pursuant to Clause 5 with all information requested by it in respect of the Accounts and to that extent to release each Account Bank from its obligation to maintain confidentiality (Bankgeheimnis) by delivering a notice of pledge to the respective Account Bank in accordance with the requirements set out in Clause 4.1 or, in the case of any future Account, Clause 8.3. The Pledgor undertakes not to revoke such instruction during the term of this Agreement, other than in respect of an Account which is closed or disposed of in accordance with the terms of the Credit Documents;

8.3	to notify the Pledgee without undue delay substantially in the form set out in Schedule 4 (Form of Notification of Future Accounts) of each new bank account opened by the Pledgor with a credit institution in the Federal Republic of Germany in accordance with Clause 4 above. For the avoidance of doubt, the Pledgor is aware that any new bank account opened within the Federal Republic of Germany will become an Account in the meaning of this Agreement upon notice to the Account Bank and will be subject to the Pledge and the obligations assumed by the Pledgor hereunder without any further agreement;

8.4	to close any of the Accounts only upon giving 5 business days prior notice to the Pledgee and provided that the Pledgee has not given a notice pursuant to Clause 5;

8.5	to deliver to the Pledgee, within three months after the end of each calendar year ending after January 2011, and at any time upon reasonable request of the Pledgee, up-to date account statement sheets (Kontoauszüge) showing the balance on each of the Accounts, provided that the Pledgee shall not request such information more than one additional time in any one year prior to the occurrence of an Enforcement Event and while it is continuing;

8.6	with regard to any account books (Sparbücher) and any other documents which are necessary to dispose over (verfügen) any of the Accounts, the Pledgor undertakes to deliver the originals of such documents to the Pledgee without undue delay if the Pledgee has given a notice pursuant to Clause 5 and to deliver to the Pledgee upon its reasonable request following such event without undue delay any documents or other information concerning the Accounts, in particular (but not limited to) the account opening documents and any agreements between the Account Bank and the Pledgor in relation to the Accounts;

8.7	not to grant to any third party any rights in respect of the Accounts (keine Und-Konten oder Oder-Konten oder sonstige Rechte Dritter) (other than those arising under the relevant Account Bank’s general business conditions (Allgemeine Geschäftsbedingungen) and under the Existing Account Pledge Agreements) without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld);

8.8	to inform the Pledgee without undue delay of any attachment (Pfändung) and any third parties bringing claims in respect of any of the Accounts, such notice to be accompanied by any documents the Pledgee might need to defend itself against any claim by a third party. In the case of any attachment (Pfändung) in respect of any of the Accounts, the Pledgor undertakes to forward to the Pledgee without undue delay a copy of the attachment order (Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment. The Pledgor shall inform the attaching creditor of the Pledge without undue delay;

8.9	except as otherwise agreed pursuant to the Principal Finance Documents, insofar as additional declarations or actions are necessary for the creation of the Pledge, the Pledgor shall, at the Collateral Agent’s reasonable request, make such declarations and undertake such actions at the Pledgor’s costs and expenses; and

8.10	for the avoidance of doubt, notification and delivery requirements as set out in sub-Clauses 8.3, 8.4, 8.5, 8.6 and 8.8 of this Agreement are deemed to be satisfied if and to the extent such information has been delivered under the Existing Account Pledge Agreements provided that such notification or delivery to the Pledgee makes reference to this Agreement and each Existing Account Pledge Agreement.

9.	DELEGATION

The Pledgee shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement on such terms and conditions as it shall see fit. The Pledgee shall only remain liable for diligently selecting and providing initial instructions to such delegate.

10.	INDEMNITY

To the extent set out in the First Lien Intercreditor Credit Agreement, the Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Pledgee, its agents its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by the Pledgor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Pledge.

11.	NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the Pledgee, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Pledgee, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

12.	DURATION AND INDEPENDENCE

12.1	This Agreement shall remain in full force and effect until complete satisfaction of the Obligations. The Pledge shall not cease to exist, if the Grantors under the Credit Documents have only temporarily discharged the Obligations.

12.2	This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement related to any of the Credit Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

12.3	This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

12.4	Waiving Section 418 of the German Civil Code, the Pledgor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Obligations to, or by, any third party.

13.	RELEASE (PFANDFREIGABE)

13.1	Upon complete and irrevocable satisfaction of the Obligations, the Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practical declare in writing the release of the Pledge (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Obligations the Pledge, due to its accessory nature (Akzessorietät), ceases to exist by operation of German mandatory law.

13.2	At any time when the total value of the aggregate security granted by the Pledgor and any of the other Grantors to secure the Obligations (the “Security”), which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert), exceeds 110% of the Obligations (the “Limit”) not only temporarily, the Pledgee shall on demand of the Pledgor release such part of the Security (Sicherheitenfreigabe) as the Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement) may in its reasonable discretion determine so as to reduce the realisable value of the Security to the Limit.

13.3	The Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practicable declare in writing the release of the Pledge (Pfandfreigabe) to the Pledgor in accordance with, and to the extent required by, the Intercreditor Arrangements.

14.	PARTIAL INVALIDITY; WAIVER

14.1	If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal or unenforceable provision shall be deemed to be replaced with such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision which comes as close as possible to the original intent of the parties.

14.2	No failure to exercise, nor any delay in exercising, on the part of the Pledgees, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 15 shall be made in writing.

16.	NOTICES AND THEIR LANGUAGE

16.1	All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For the Pledgor:	SIG Schweizerische Industrie-Gesellschaft AG

	Address:	Industrieplatz, CH-8212
Neuhausen am Rheinfall,
Switzerland

Telephone

	Fax:	+41 52 674 65 74

	Attention:	Head of Legal Corporate

For the Pledgor with a copy to:	Address:	c/o Rank Group Limited
Level 9
148 Quay Street
PO Box 3515
Auckland 1140
New Zealand

	Telephone:	+649 3666 259

	Fax:	+649 3666 263

	Attention:	Helen Golding

For the Collateral Agent:	The Bank of New York Mellon

	Address:	101 Barclay Street, 4E
New York, N.Y. 10286
The United States of
America

	Telephone:	+212 298 1528

	Fax:	+212 815 5366

	Attention:	International Corporate Trust
16.2	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

16.3	All notices and other communications given to any party in connection with this Agreement in accordance with the provisions of this Agreement shall be deemed (widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Clause 16 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 16.

16.4	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

17.	APPLICABLE LAW, JURISDICTION

17.1	This Agreement is governed by the laws of the Federal Republic of Germany.

17.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Pledgee however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

18.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

18.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

18.2	If the parties to this Agreement choose to conclude this Agreement pursuant to sub-Clause 18.1 above, they will transmit the signed signature page(s) of this Agreement to attention of Isabel van Bremen or Julia Eggert (isabel.vanbremen@cliffordchance.com or julia.eggert@cliffordchance.com, fax: +49 69 7199 4000) (each a “Recipient”). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

18.3	For the purposes of this Clause 18 only, the parties to this Agreement appoint each Recipient individually as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, the Recipients will have no further duties connected with their position as Recipient. In particular, the Recipients may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SIGNATURE PAGE
     This Account Pledge Agreement has been entered into on the date stated at the beginning by

SIG Schweizerische Industrie-Gesellschaft AG as Pledgor
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorised Signatory

The Bank of New York Mellon as Collateral Agent and Pledgee
By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

SCHEDULE 1
PART 1
LIST OF CURRENT BORROWERS
     SIG Euro Holding AG & Co. KGaA
     Closure Systems International Holdings Inc.
     Closure Systems International B.V.
     SIG Austria Holding GmbH
     Reynolds Consumer Products Holdings Inc.
     Reynolds Group Holdings Inc.
     Pactiv Corporation (formerly Reynolds Acquisition Corporation)
PART 2
LIST OF CURRENT GUARANTORS
     Whakatane Mill Australia Pty Limited
     SIG Austria Holding GmbH
     SIG Combibloc GmbH & Co KG
     SIG Combibloc GmbH
     SIG Beverages Brasil Ltda
     SIG Combibloc do Brasil Ltda
     Closure Systems International (Brazil) Sistemas de Vedação Ltda
     CSI Latin American Holdings Corporation
     Closure Systems International (Canada) Limited
     Evergreen Packaging Canada Limited
     Reynolds Food Packaging Canada Inc.

     CSI Closure Systems Manufacturing de Centro America, S.R.L.
     SIG Holdings (UK) Limited
     SIG Combibloc Limited
     Closure Systems International (UK) Limited
     Reynolds Consumer Products (UK) Limited
     Reynolds Subco (UK) Limited
     Kama Europe Limited
     Ivex Holdings, Ltd.
     SIG Euro Holding AG & Co. KGaA
     SIG Beverages Germany GmbH
     SIG Combibloc Holding GmbH
     SIG Vietnam Beteiligungs GmbH
     SIG Combibloc GmbH
     SIG Combibloc Systems GmbH
     SIG Combibloc Zerspanungstechnik GmbH
     SIG Information Technology GmbH
     SIG International Services GmbH
     Closure Systems International Holdings (Germany) GmbH
     Closure Systems International Deutschland GmbH
     Pactiv Hamburg Holdings GmbH
     Pactiv Deutschland Holdinggesellschaft mbH
     Omni-Pac Ekco GmbH Verpackungsmittel
     Omni-Pac GmbH Verpackungsmittel
     SIG Asset Holdings Limited
     Closure Systems International (Hong Kong) Limited
     SIG Combibloc Limited

     Evergreen Packaging (Hong Kong) Limited
     Closure Systems International Holdings (Hungary) Kft.
     CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
     Closure Systems International Holdings (Japan) KK
     Closure Systems International Japan, Limited
     Beverage Packaging Holdings (Luxembourg) I S.A.
     Beverage Packaging Holdings (Luxembourg) III S.à r.l.
     Evergreen Packaging (Luxembourg) S.à r.l.
     Reynolds Group Issuer (Luxembourg) S.A.
     Bienes Industriales del Norte S.A. de C.V.
     CSI en Ensenada, S. de R.L. de C.V.
     CSI en Saltillo, S. de R.L. de C.V.
     CSI Tecniservicio, S. de R.L. de C.V.
     Grupo CSI de Mexico, S. de R.L. de C.V.
     Técnicos de Tapas Innovativas S.A. de C.V.
     Evergreen Packaging Mexico, S. de R.L. de C.V.
     Reynolds Metals Company de Mexico, S. de R.L. de C.V.
     Maxpack, S. de R.L. de C.V.
     Closure Systems International B.V.
     Reynolds Consumer Products International B.V.
     Evergreen Packaging International B.V.
     Reynolds Packaging International B.V.
     Reynolds Group Holdings Limited
     Whakatane Mill Limited
     SIG Combibloc Group AG
     SIG Technology AG

     SIG allCap AG
     SIG Combibloc (Schweiz) AG
     SIG Schweizerische Industrie-Gesellschaft AG
     SIG Combibloc Procurement AG
     SIG Reinag AG
     SIG Combibloc Ltd.
     SIG Holding USA Inc.
     SIG Combibloc Inc.
     Closure Systems International Americas, Inc.
     Closure Systems International Holdings Inc.
     Closure Systems International Inc.
     Reynolds Packaging Machinery Inc.
     Closure Systems Mexico Holdings LLC
     CSI Mexico LLC
     CSI Sales & Technical Services Inc.
     Bakers Choice Products, Inc.
     Reynolds Consumer Products Holdings Inc.
     Reynolds Consumer Products Inc.
     Reynolds Foil Inc.
     Reynolds Group Holdings Inc.
     Reynolds Services Inc.
     Blue Ridge Holding Corp.
     Blue Ridge Paper Products Inc.
     Evergreen Packaging International (US) Inc.
     Evergreen Packaging Inc.
     Evergreen Packaging USA Inc.

     Reynolds Packaging, Inc.
     Reynolds Packaging LLC
     Reynolds Packaging Kama Inc.
     Reynolds Food Packaging LLC
     Reynolds Flexible Packaging Inc.
     Southern Plastics Inc.
     Ultra Pac, Inc.
     BRPP, LLC
     Reynolds Group Issuer Inc.
     Reynolds Group Issuer LLC
     Pactiv Corporation (formerly Reynolds Acquisition Corporation)
     Pactiv Factoring LLC
     Pactiv RSA LLC
     Pactiv Retirement Administration LLC
     Pactiv Germany Holdings, Inc.
     Pactiv International Holdings Inc.
     Pactiv Management Company LLC
     PCA West Inc.
     Prairie Packaging, Inc.
     PWP Holdings, Inc.
     PWP Industries, Inc.
     Newspring Industrial Corp.
     798795 Ontario Limited
     Pactiv Canada Inc.
     Newspring Canada Inc.
     The Baldwin Group Limited

     J. & W. Baldwin (Holdings) Limited
     Omni-Pac U.K. Limited
PART 3
LIST OF CURRENT SENIOR SECURED NOTES GUARANTORS
     Whakatane Mill Australia Pty Limited
     SIG Austria Holding GmbH
     SIG Combibloc GmbH & Co KG
     SIG Combibloc GmbH
     SIG Beverages Brasil Ltda
     SIG Combibloc do Brasil Ltda
     Closure Systems International (Brazil) Sistemas de Vedação Ltda
     CSI Latin American Holdings Corporation
     Closure Systems International (Canada) Limited
     Evergreen Packaging Canada Limited
     Reynolds Food Packaging Canada Inc.
     CSI Closure Systems Manufacturing de Centro America, S.R.L.
     SIG Holdings (UK) Limited
     SIG Combibloc Limited
     Closure Systems International (UK) Limited
     Reynolds Consumer Products (UK) Limited
     Reynolds Subco (UK) Limited
     Kama Europe Limited
     Ivex Holdings, Ltd.
     SIG Euro Holding AG & Co. KGaA

     SIG Beverages Germany GmbH
     SIG Combibloc Holding GmbH
     SIG Vietnam Beteiligungs GmbH
     SIG Combibloc GmbH
     SIG Combibloc Systems GmbH
     SIG Combibloc Zerspanungstechnik GmbH
     SIG Information Technology GmbH
     SIG International Services GmbH
     Closure Systems International Holdings (Germany) GmbH
     Closure Systems International Deutschland GmbH
     Pactiv Hamburg Holdings GmbH
     Pactiv Deutschland Holdinggesellschaft mbH
     Omni-Pac Ekco GmbH Verpackungsmittel
     Omni-Pac GmbH Verpackungsmittel
     SIG Asset Holdings Limited
     Closure Systems International (Hong Kong) Limited
     SIG Combibloc Limited
     Evergreen Packaging (Hong Kong) Limited
     Closure Systems International Holdings (Hungary) Kft.
     CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
     Closure Systems International Holdings (Japan) KK
     Closure Systems International Japan, Limited
     Beverage Packaging Holdings (Luxembourg) I S.A.
     Beverage Packaging Holdings (Luxembourg) III S.à r.l.
     Evergreen Packaging (Luxembourg) S.à r.l.
     Bienes Industriales del Norte S.A. de C.V.

     CSI en Ensenada, S. de R.L. de C.V.
     CSI en Saltillo, S. de R.L. de C.V.
     CSI Tecniservicio, S. de R.L. de C.V.
     Grupo CSI de Mexico, S. de R.L. de C.V.
     Técnicos de Tapas Innovativas S.A. de C.V.
     Evergreen Packaging Mexico, S. de R.L. de C.V.
     Reynolds Metals Company de Mexico, S. de R.L. de C.V.
     Maxpack, S. de R.L. de C.V.
     Closure Systems International B.V.
     Reynolds Consumer Products International B.V.
     Evergreen Packaging International B.V.
     Reynolds Packaging International B.V.
     Reynolds Group Holdings Limited
     Whakatane Mill Limited
     SIG Combibloc Group AG
     SIG Technology AG
     SIG allCap AG
     SIG Combibloc (Schweiz) AG
     SIG Schweizerische Industrie-Gesellschaft AG
     SIG Combibloc Procurement AG
     SIG Reinag AG
     SIG Combibloc Ltd.
     SIG Holding USA Inc.
     SIG Combibloc Inc.
     Closure Systems International Americas, Inc.
     Closure Systems International Holdings Inc.

     Closure Systems International Inc.
     Reynolds Packaging Machinery Inc.
     Closure Systems Mexico Holdings LLC
     CSI Mexico LLC
     CSI Sales & Technical Services Inc.
     Bakers Choice Products, Inc.
     Reynolds Consumer Products Holdings Inc.
     Reynolds Consumer Products Inc.
     Reynolds Foil Inc.
     Reynolds Group Holdings Inc.
     Reynolds Services Inc.
     Blue Ridge Holding Corp.
     Blue Ridge Paper Products Inc.
     Evergreen Packaging International (US) Inc.
     Evergreen Packaging Inc.
     Evergreen Packaging USA Inc.
     Reynolds Packaging, Inc.
     Reynolds Packaging LLC
     Reynolds Packaging Kama Inc.
     Reynolds Food Packaging LLC
     Reynolds Flexible Packaging Inc.
     Southern Plastics Inc.
     Ultra Pac, Inc.
     BRPP, LLC
     Pactiv Corporation (formerly Reynolds Acquisition Corporation)
     Pactiv Factoring LLC

     Pactiv RSA LLC
     Pactiv Retirement Administration LLC
     Pactiv Germany Holdings, Inc.
     Pactiv International Holdings Inc.
     Pactiv Management Company LLC
     PCA West Inc.
     Prairie Packaging, Inc.
     PWP Holdings, Inc.
     PWP Industries, Inc.
     Newspring Industrial Corp.
     798795 Ontario Limited
     Pactiv Canada Inc.
     Newspring Canada Inc.
     The Baldwin Group Limited
     J. & W. Baldwin (Holdings) Limited
     Omni-Pac U.K. Limited
PART 4
LIST OF CURRENT OCTOBER 2010 SECURED NOTES GUARANTORS
Whakatane Mill Australia Pty Limited
     SIG Austria Holding GmbH
     SIG Combibloc GmbH & Co KG
     SIG Combibloc GmbH
     SIG Beverages Brasil Ltda
     SIG Combibloc do Brasil Ltda

     Closure Systems International (Brazil) Sistemas de Vedação Ltda
     CSI Latin American Holdings Corporation
     Closure Systems International (Canada) Limited
     Evergreen Packaging Canada Limited
     Reynolds Food Packaging Canada Inc.
     CSI Closure Systems Manufacturing de Centro America, S.R.L.
     SIG Holdings (UK) Limited
     SIG Combibloc Limited
     Closure Systems International (UK) Limited
     Reynolds Consumer Products (UK) Limited
     Reynolds Subco (UK) Limited
     Kama Europe Limited
     Ivex Holdings, Ltd.
     SIG Euro Holding AG & Co. KGaA
     SIG Beverages Germany GmbH
     SIG Combibloc Holding GmbH
     SIG Vietnam Beteiligungs GmbH
     SIG Combibloc GmbH
     SIG Combibloc Systems GmbH
     SIG Combibloc Zerspanungstechnik GmbH
     SIG Information Technology GmbH
     SIG International Services GmbH
     Closure Systems International Holdings (Germany) GmbH
     Closure Systems International Deutschland GmbH
     Pactiv Hamburg Holdings GmbH
     Pactiv Deutschland Holdinggesellschaft mbH

     Omni-Pac Ekco GmbH Verpackungsmittel
     Omni-Pac GmbH Verpackungsmittel
     SIG Asset Holdings Limited
     Closure Systems International (Hong Kong) Limited
     SIG Combibloc Limited
     Evergreen Packaging (Hong Kong) Limited
     Closure Systems International Holdings (Hungary) Kft.
     CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
     Closure Systems International Holdings (Japan) KK
     Closure Systems International Japan, Limited
     Beverage Packaging Holdings (Luxembourg) I S.A.
     Beverage Packaging Holdings (Luxembourg) III S.à r.l.
     Evergreen Packaging (Luxembourg) S.à r.l.
     Bienes Industriales del Norte S.A. de C.V.
     CSI en Ensenada, S. de R.L. de C.V.
     CSI en Saltillo, S. de R.L. de C.V.
     CSI Tecniservicio, S. de R.L. de C.V.
     Grupo CSI de Mexico, S. de R.L. de C.V.
     Técnicos de Tapas Innovativas S.A. de C.V.
     Evergreen Packaging Mexico, S. de R.L. de C.V.
     Reynolds Metals Company de Mexico, S. de R.L. de C.V.
     Maxpack, S. de R.L. de C.V.
     Closure Systems International B.V.
     Reynolds Consumer Products International B.V.
     Evergreen Packaging International B.V.
     Reynolds Packaging International B.V.

     Reynolds Group Holdings Limited
     Whakatane Mill Limited
     SIG Combibloc Group AG
     SIG Technology AG
     SIG allCap AG
     SIG Combibloc (Schweiz) AG
     SIG Schweizerische Industrie-Gesellschaft AG
     SIG Combibloc Procurement AG
     SIG Reinag AG
     SIG Holding USA Inc.
     SIG Combibloc Inc.
     Closure Systems International Americas, Inc.
     Closure Systems International Holdings Inc.
     Closure Systems International Inc.
     Reynolds Packaging Machinery Inc.
     Closure Systems Mexico Holdings LLC
     CSI Mexico LLC
     CSI Sales & Technical Services Inc.
     Bakers Choice Products, Inc.
     Reynolds Consumer Products Holdings Inc.
     Reynolds Consumer Products Inc.
     Reynolds Foil Inc.
     Reynolds Group Holdings Inc.
     Reynolds Services Inc.
     Blue Ridge Holding Corp.
     Blue Ridge Paper Products Inc.

     Evergreen Packaging International (US) Inc.
     Evergreen Packaging Inc.
     Evergreen Packaging USA Inc.
     Reynolds Packaging, Inc.
     Reynolds Packaging LLC
     Reynolds Packaging Kama Inc.
     Reynolds Food Packaging LLC
     Reynolds Flexible Packaging Inc.
     Southern Plastics Inc.
     Ultra Pac, Inc.
     BRPP, LLC
     Pactiv Corporation (formerly Reynolds Acquisition Corporation)
     Pactiv Factoring LLC
     Pactiv RSA LLC
     Pactiv Retirement Administration LLC
     Pactiv Germany Holdings, Inc.
     Pactiv International Holdings Inc.
     Pactiv Management Company LLC
     PCA West Inc.
     Prairie Packaging, Inc.
     PWP Holdings, Inc.
     PWP Industries, Inc.
     Newspring Industrial Corp.
     798795 Ontario Limited
     Pactiv Canada Inc.
     Newspring Canada Inc.

     The Baldwin Group Limited
     J. & W. Baldwin (Holdings) Limited
     Omni-Pac U.K. Limited
PART 5
LIST OF ORIGINAL FEBRUARY 2011 SECURED NOTES GUARANTORS
     Whakatane Mill Australia Pty Limited
     CSI Latin American Holdings Corporation
     Closure Systems International (Canada) Limited
     Evergreen Packaging Canada Limited
     Reynolds Food Packaging Canada Inc.
     CSI Closure Systems Manufacturing de Centro America, S.R.L.
     SIG Holdings (UK) Limited
     SIG Combibloc Limited
     Closure Systems International (UK) Limited
     Reynolds Consumer Products (UK) Limited
     Reynolds Subco (UK) Limited
     Kama Europe Limited
     Ivex Holdings, Ltd.
     SIG Asset Holdings Limited
     Closure Systems International (Hong Kong) Limited
     SIG Combibloc Limited
     Evergreen Packaging (Hong Kong) Limited
     Closure Systems International Holdings (Hungary) Kft.
     CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)

     Closure Systems International Holdings (Japan) KK
     Closure Systems International Japan, Limited
     Beverage Packaging Holdings (Luxembourg) I S.A.
     Beverage Packaging Holdings (Luxembourg) III S.à r.l.
     Evergreen Packaging (Luxembourg) S.à r.l.
     Bienes Industriales del Norte S.A. de C.V.
     CSI en Ensenada, S. de R.L. de C.V.
     CSI en Saltillo, S. de R.L. de C.V.
     CSI Tecniservicio, S. de R.L. de C.V.
     Grupo CSI de Mexico, S. de R.L. de C.V.
     Técnicos de Tapas Innovativas S.A. de C.V.
     Evergreen Packaging Mexico, S. de R.L. de C.V.
     Reynolds Metals Company de Mexico, S. de R.L. de C.V.
     Maxpack, S. de R.L. de C.V.
     Closure Systems International B.V.
     Reynolds Consumer Products International B.V.
     Evergreen Packaging International B.V.
     Reynolds Packaging International B.V.
     Reynolds Group Holdings Limited
     Whakatane Mill Limited
     SIG Combibloc Group AG
     SIG Holding USA Inc.
     SIG Combibloc Inc.
     Closure Systems International Americas, Inc.
     Closure Systems International Holdings Inc.
     Closure Systems International Inc.

     Reynolds Packaging Machinery Inc.
     Closure Systems Mexico Holdings LLC
     CSI Mexico LLC
     CSI Sales & Technical Services Inc.
     Bakers Choice Products, Inc.
     Reynolds Consumer Products Holdings Inc.
     Reynolds Consumer Products Inc.
     Reynolds Foil Inc.
     Reynolds Group Holdings Inc.
     Reynolds Services Inc.
     Blue Ridge Holding Corp.
     Blue Ridge Paper Products Inc.
     Evergreen Packaging International (US) Inc.
     Evergreen Packaging Inc.
     Evergreen Packaging USA Inc.
     Reynolds Packaging, Inc.
     Reynolds Packaging LLC
     Reynolds Packaging Kama Inc.
     Reynolds Food Packaging LLC
     Reynolds Flexible Packaging Inc.
     Southern Plastics Inc.
     Ultra Pac, Inc.
     BRPP, LLC
     Pactiv Corporation (formerly Reynolds Acquisition Corporation)
     Pactiv Factoring LLC
     Pactiv RSA LLC

     Pactiv Retirement Administration LLC
     Pactiv Germany Holdings, Inc.
     Pactiv International Holdings Inc.
     Pactiv Management Company LLC
     PCA West Inc.
     Prairie Packaging, Inc.
     PWP Holdings, Inc.
     PWP Industries, Inc.
     Newspring Industrial Corp.
     798795 Ontario Limited
     Pactiv Canada Inc.
     Newspring Canada Inc.
     The Baldwin Group Limited
     J. & W. Baldwin (Holdings) Limited
     Omni-Pac U.K. Limited

SCHEDULE 2
LIST OF ACCOUNTS

(Sub-)	Bank Sort Code	Name and address of
Account No.	(Bankleitzahl)	Account Bank	Type of account	Currency
[________]	BLZ 69270038 IBAN DE586927003800[_____] SWIFT DEUTDE6F692	Deutsche Bank AG, August Ruf Strasse 8, 78224 Singen, Germany	Giro	EURO

SCHEDULE 3
FORM OF NOTICE OF PLEDGE
[Letterhead of Pledgor]

Absender/From:	[Pledgor]

An/To:	[Account Bank]

Datum/Date:	[•]

Verpfändungsanzeige	Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

wie Ihnen bekannt ist, haben wir gemäß eines Kontenverpfändungsvertrags vom 5. November 2009 (der “Kontenverpfändungsvertrag 1”) und eines Kontenverpfändungsvertrages vom 16. November 2010 (der “Kontenverpfändungsvertrag 2”) alle Ansprüche einschließlich Zinsen aus dem o.g. Konto (inklusive aller Unterkonten, etwaigen Neueröffnungen, Verlängerungen, Umbenennungen und Festgeldkonten davon) zu Gunsten von The Bank of New York Mellon (“Sicherheitentreuhänder”). Die Verpfändung umfasst alle Arten von Kontoguthaben sowie alle daraus zeitanteilig anfallenden Zinsen. Eine Kopie des Kontenverpfändungsvertrages 1 und des Kontenverpfändungsvertrages 2 hatten wir unseren jeweiligen Schreiben beigefügt.
As you are aware, by an account pledge agreement dated 5 November 2009 (the “Account Pledge Agreement 1”) and an account pledge agreement dated 16 November 2010 (the “Account Pledge Agreement 2”) we have pledged in favour of The Bank of New York Mellon (the “Collateral Agent”) all of our right, title and interest in and to the above account (which shall include all sub-accounts, renewals, replacements, redesignations and related fixed deposit accounts thereof) and all monies and interest from time to time standing or accruing to the credit thereof. A copy of the Account Pledge Agreement 1 and the Account Pledge Agreement 2 was attached to our relevant letters.

Gemäß einen Bestätigungs- und Ergänzungsvertrag zum Kontenverpfändungsvertrag 1 vom 4. Mai 2010 (der “Bestätigungs- und	Pursuant to a confirmation and amendment agreement relating to the Account Pledge Agreement 1 dated 4 May 2010 (the “Confirmation and Amendment

Ergänzungsvertrag”) wurde der Kontenverpfändungsvertrag 1 dahingehend bestätigt und ergänzt, dass, unter anderem, auch die Erhöhung bestehender Kreditlinien umfasst wird, die bereits durch den Kontenverpfändungsvertrag 1 besichert sind. Eine Kopie des Bestätigungs- und Ergänzungsvertrags hatten wir unseren Schreiben beigefügt.
Agreement”), the Account Pledge Agreement 1 has been confirmed and amended to the effect that, inter alia, it also secures the increase of existing facilities which are already secured by the Account Pledge Agreement 1. A copy of the Confirmation and Amendment Agreement was attached to our letters.

     Hiermit zeigen wir Ihnen an, dass wir gemäß Ziffer 2.1 des hier in Kopie beigefügten Kontenverpfändungsvertrags vom [•] alle Rechte und Ansprüche bezüglich des o. g. Kontos und aller sonstigen bei Ihnen geführten Konten (die “Konten”) (inklusive aller Unterkonten, etwaiger Neueröffnungen, Verlängerungen, Umbenennung und Festgeldkonten) zu Gunsten des Sicherheitentreuhänders verpfändet haben.
We hereby give you notice that pursuant to Clause 2.1 of an account pledge agreement dated [•], a copy of which is attached hereto, we have pledged in favour of the Collateral Agent all of our rights and claims in respect of the above account and all other accounts maintained with you from time to time (the “Accounts”) (including all sub-accounts thereof, renewals, replacements, redesignations and related fixed deposit accounts thereof).

     Die Verpfändung umfasst insbesondere alle Ansprüche auf gegenwärtige und zukünftige Guthaben (einschließlich Spareinlagen, Termineinlagen, Festgeldeinlagen und Tagesgeldeinlagen) und positive Salden sowie alle darauf anfallenden Zinsen.
The pledge comprises in particular all claims to present and future cash deposits (including saving deposits, time deposits, fixed deposits and call money deposits) and credit balances and all claims to interest payable in relation thereto.

     Solange Sie als kontoführende Bank keine gegenteilige Nachricht vom Sicherheitentreuhänder erhalten, sind wir ermächtigt, über die Konten und insbesondere die Kontenguthaben zu verfügen. Im Fall des Erhalts einer entsprechenden Nachricht sind Sie als kontoführende Bank gehalten, keinerlei Verfügungen unsererseits über die Konten und die Kontenguthaben mehr zuzulassen.
Until notice to the contrary from the Collateral Agent to be served on you as account bank, we may continue to operate the Accounts and in particular may dispose over the amounts standing to the credit thereof. Upon receipt of such aforesaid notice to the contrary, you as account bank shall not allow any dispositions by us of the Accounts and of the amounts standing to the credit thereof.

Wir verzichten hiermit in bezug auf alle bei Ihnen geführten Konten zu Gunsten des Sicherheitentreuhänders auf unser Recht auf Vertraulichkeit (Bankgeheimnis)	We herewith waive all rights of confidentiality (Bankgeheimnis) in relation to all accounts held with you for the benefit of the Collateral Agent. If you have received the und beauftragen und ermächtigen Sie hiermit, nachdem Sie die o.g Nachricht vom Sicherheitentreuhänder erhalten haben, dem Sicherheitentreuhänder auf sein Verlangen jede gewünschte Information im Hinblick auf solche Konten zu geben.
above notice from the Collateral Agent we hereby instruct and authorise you to provide the Collateral Agent with any information requested by it in respect of such accounts.

Diese Verpfändungsanzeige unterliegt deutschem Recht.	This notice of pledge shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieser Verpfändungsanzeige.	In cases of doubt the German version of this notice of pledge shall prevail.

     Wir bitten Sie, die dieser Verpfändungsanzeige beigefügte Empfangsbestätigung als Zeichen Ihres Einverständnisses mit den hierin und in der Empfangsbestätigung genannten Bestimmungen unterzeichnet sowohl an uns als auch an den Sicherheitentreuhänder zu senden. Die Adresse des Sicherheitentreuhänders ist die folgende:
Please sign the enclosed Acknowledgement of Notice of Pledge in order to acknowledge receipt of this notice and your agreement to the terms set out herein and in the enclosed Acknowledgement and return the same to us and to the Collateral Agent. The address of the Collateral Agent is the following:
[name and address of Collateral Agent].

Mit freundlichen Grüßen	Yours faithfully
[Pledgor]

(Geschäftsführer/Managing Director)

[Letterhead of Account Bank]

Absender/From:	[Account Bank]

An/ To:	[Collateral Agent] und/and [Pledgor]

Datum/ Date:	[•]

Bestätigung des Empfangs einer Verpfändungsanzeige	Acknowledgement of Notice of Pledge

Betrifft: Konto Nr. [•]	Re: Account No. [•]

Sehr geehrte Damen und Herren,	Dear Sirs,

Wir bestätigen hiermit den Erhalt der Verpfändungsanzeige vom [Datum] sowie der Kopie des Kontoverpfändungsvertrags vom [•] und unser Einverständnis mit den darin enthaltenen Bestimmungen.	We hereby acknowledge receipt of the notice of pledge dated [date] and of a copy of the account pledge agreement dated [•] and confirm our agreement with the terms set out therein.

     Wir versichern, dass wir keine Verpfändungsanzeige bzgl. der verpfändeten Konten erhalten haben, außer Ihrer Anzeigen vom [•] und vom [•], und uns mit Ausnahme unseres AGB-Pfandrechts keine Rechte Dritter an den verpfändeten Konten bekannt sind.
We confirm that we have neither received any previous notice of pledge relating to the pledged accounts nor are we aware of any third party rights in relation to the accounts other than your notice dated [•] and [•] and except for the right of pledge arising pursuant to our general business conditions.

     Wir verpflichten uns hiermit, sowohl im eigenen Namen als auch für unsere jeweiligen Rechtsnachfolger, die in der obengenannten Verpfändungsanzeige enthaltenen Bestimmungen und Anweisungen zu befolgen.
We hereby confirm on behalf of ourselves and our legal successors in title that we will act in accordance with the terms and instructions set out in the notice of pledge referred to above.

     Wir verzichten hiermit unwiderruflich und bedingungslos auf jegliche Aufrechnungs- und Zurückbehaltungsrechte bzgl. der Konten, wobei es unser Verständnis ist, dass Saldierungen bei Kontokorrentkonten weiterhin vorgenommen und Kontoführungsgebühren und retournierte Schecks den Konten weiterhin ohne Einschränkung belastet werden dürfen.
We hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off from the Accounts or invoke any rights of retention in relation to the Accounts; it being understood that the balancing of current accounts shall be permitted and that account-keeping fees and returned cheques may furthermore be debited without restriction.

Des Weiteren erklären wir hiermit, dass wir das aufgrund unserer Allgemeinen Geschäftsbedingungen an den Konten bestehende Pfandrecht aufgeben.	We hereby release the pledge granted in our favour in respect of the Accounts pursuant to our General Business Conditions.

Dieses Schreiben unterliegt deutschem Recht.	This letter shall be construed in accordance with German law.

In Zweifelsfällen gilt die deutsche Fassung dieses Schreibens.	In cases of doubt the German version of this letter shall prevail.

Mit freundlichen Grüßen	Yours faithfully

[Account Bank]

([Name des Unterzeichners/name of signatory])

SCHEDULE 4
FORM OF NOTIFICATION OF FUTURE ACCOUNTS

From:	[Pledgor]

To:	[Collateral Agent]

Date:	[Date of Notification]

Re:	Account pledge agreement dated [date of this Agreement] between us as pledgor and you and others as pledgees (the “Account Pledge Agreement”)
Dear Sirs,
     In accordance with Clause 16.3 of the Account Pledge Agreement, we hereby give you notice that we [will open/have opened] the following bank account (the “New Account”):

Name and address of
(Sub-)	Bank Sort Code	Account Bank (the
Account No.	(Bankleitzahl)	“Account Bank”)	Type of Account
[•]	[•]	[•]	[•]
     Capitalised terms not otherwise defined herein shall have the meaning ascribed thereto in the Account Pledge Agreement.
     We hereby confirm that all our present and future rights and claims (whether conditional or unconditional) arising against the Account Bank from or in relation to the New Account (as specified in Clause 2.1 of the Account Pledge Agreement) are pledged to the Pledgee pursuant to the Account Pledge Agreement as security for the Obligations. We expressly acknowledge that all obligations imposed on us in the Account Pledge Agreement in respect of the Accounts also apply for the New Account.

     By way of an independent guarantee (selbstständiges Garantieversprechen), we make the representations and warranties set out in Clauses 8.2 of the Account Pledge Agreement in respect of the New Account.
     [In accordance with Clause 16.3 of the Account Pledge Agreement, we enclose a copy of the notice of pledge we have given to the Account Bank in respect of the New Account as well as an original copy of the acknowledgement countersigned by the Account Bank.]

51

Yours faithfully

[Pledgor]

By:

Name:
Title: Managing Director (Geschäftsführer)

52